EXHIBIT 99.1
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FOR IMMEDIATE RELEASE:

                      FELCOR AND MERISTAR TERMINATE MERGER


         IRVING, Texas and WASHINGTON, D.C., September 21, 2001--FelCor Lodging Trust (NYSE: FCH), the nation's second largest hotel real estate investment trust (REIT), and MeriStar Hospitality Corporation (NYSE: MHX), the nation's third largest hotel REIT, today announced that the companies have jointly agreed to terminate their previously announced merger due to adverse changes in the financial markets. Both companies have cancelled their respective shareholder meetings to vote on the matter.

         "The termination of this merger is the result of the recent tragic events and their subsequent adverse impact on the financial markets," said Thomas J. Corcoran, Jr., president and CEO of FelCor. "A lot of dedicated people worked very hard on this transaction, but Paul Whetsell of MeriStar and I have agreed to focus now on our respective businesses."

         The aftermath of the terrorist attacks also will adversely impact previously issued earnings guidance for each of the companies. Both companies expect to provide updated guidance at their respective third quarter conference calls. There is no "break-up fee" associated with the merger termination.

         MeriStar said that the REIT's management team will continue to actively asset manage its portfolio of 112 hotels, which will be operated and managed by MeriStar Hotels & Resorts (NYSE: MMH), the nation's largest independent hotel management company.

         FelCor's hotel portfolio consists of 185 hotels with nearly 50,000 rooms and suites and is concentrated primarily in the upscale and full-service segments. FelCor is the

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owner of the largest number of Embassy Suites(R), Crowne Plaza(R), Holiday
Inn(R), and independently owned Doubletree(R)-branded hotels. Other leading hotel brands under which FelCor's hotels are operated include Sheraton Suites(R), Sheraton(R) and Westin(R). FelCor has a current market capitalization of approximately $2.8 billion. Additional information can be found on the company's website at WWW.FELCOR.COM.

         Washington, D.C.-based MeriStar Hospitality Corporation owns 112 principally upscale, full-service hotels in major market and resort locations with 28,617 rooms in 27 states, the District of Columbia and Canada. MeriStar Hospitality owns hotels under such internationally known brands as Hilton(R), Sheraton, Marriott(R), Westin, Radisson(R) and Doubletree. For more information about MeriStar Hospitality Corporation, visit its Web site: WWW.MERISTAR.COM.

         THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 ABOUT FELCOR LODGING TRUST AND MERISTAR HOSPITALITY CORPORATION, INCLUDING THOSE STATEMENTS REGARDING FUTURE OPERATING RESULTS AND THE TIMING AND COMPOSITION OF REVENUES, AMONG OTHERS. EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING THE
FOLLOWING: THE ABILITY OF THE COMPANY TO COPE WITH THE ECONOMIC DISRUPTION RESULTING FROM THE TERRORIST ATTACKS THAT OCCURRED ON SEPTEMBER 11, 2001; THE ABILITY OF THE COMPANY TO SUCCESSFULLY IMPLEMENT ITS ACQUISITION STRATEGY AND OPERATING STRATEGY; THE COMPANY'S ABILITY TO MANAGE RAPID EXPANSION; CHANGES IN ECONOMIC CYCLES; COMPETITION FROM OTHER HOSPITALITY COMPANIES; AND CHANGES IN THE LAWS AND GOVERNMENT REGULATIONS APPLICABLE TO THE COMPANY. FOR A MORE DETAILED DESCRIPTION OF SOME OF THOSE RISKS AND UNCERTAINTIES, PLEASE READ THE SECTIONS TITLED "CAUTIONARY FACTORS THAT MAY AFFECT FUTURE RESULTS" IN THE ANNUAL REPORT ON FORM 10-K OF FELCOR LODGING TRUST FOR THE YEAR ENDED DECEMBER 31, 2000, AND "RISK FACTORS" AND "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS" IN THE ANNUAL REPORT ON FORM 10-K OF MERISTAR HOSPITALITY CORPORATION FOR THE YEAR ENDED DECEMBER 31, 2000.

MERISTAR HOSPITALITY CONTACTS:              FELCOR LODGING TRUST CONTACTS:
-----------------------------               ------------------------------

Bruce Riggins                               Thomas J. Corcoran, Jr.
Director of Finance                         President and CEO
(202) 295-2276                              tcorcoran@felcor.com
                                            --------------------
                                            (972) 444-4901
                                            (214) 528-2587

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Melissa Thompson                            Richard J. O'Brien
Director, Corporate Communications          Executive Vice President
(202) 295-2228                              robrien@felcor.com
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                                            (972) 444-4932

Jerry Daly, Carol McCune (Media)            Monica L. Hildebrand
Daly Gray Public Relations                  Vice President, Communications
(703) 435-6293                              mhildebrand@felcor.com
                                            ----------------------
                                            (972) 444-4917
                                            (972) 742-2555

                                            Stephen A. Schafer
                                            Director, Investor Relations
                                            sschafer@felcor.com
                                            -------------------
                                            (972) 444-4912

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